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                                                                    Exhibit 23.1
              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Long-Term Incentive Plan, the 1996 Directors Plan and the Supplemental Stock Option Plan of Quantum Corporation of our report dated April 27, 2001, with respect to the consolidated financial statements and schedule of Quantum Corporationincluded in its Annual Report (Form 10- K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP



Palo Alto, California
June 26, 2001